UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

March 4, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On March 4, 2020, the Board of Directors (the "Board") of The Gap, Inc. (the "Company") appointed Sonia Syngal as the Company's Chief Executive Officer ("CEO") and President, effective March 23, 2020, and also appointed Ms. Syngal as a director of the Company, effective March 23, 2020.

Prior to her appointment as the Company's CEO and President, Ms. Syngal, 50, served as President and Chief Executive Officer, Old Navy since April 2016; Executive Vice President, Global Supply Chain and Product Operations from February 2015 to April 2016; and Executive Vice President, Global Supply Chain from November 2013 to January 2015. Since joining the Company in 2004, Ms. Syngal has served in key leadership and general management roles including Managing Director for the Company's Europe business, Senior Vice President for the Company's International division and Senior Vice President for the Company's International Outlet division. Prior to joining the Company, Sonia had a long career in Fortune 500 product companies, including Sun Microsystems where she led manufacturing operations, logistics and supply chain management, and at Ford Motor Co. where she held roles in product design, quality and manufacturing engineering. As a result of her service as President and CEO, Old Navy, as well as her service in other senior positions at Gap Inc., Ms. Syngal has extensive experience as a leader in the global retail industry, including specific expertise in management, talent development, supply chain and global operations.

There are no family relationships existing between Ms. Syngal and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Syngal or any member of her immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Syngal and any other persons pursuant to which Ms. Syngal was appointed to such positions.

Pursuant to the terms of Ms. Syngal's at-will offer letter with the Company (the "Offer Letter"), she will receive an annual base salary of $1,300,000 and will be eligible for an annual target bonus equal to 175% of her base salary, prorated to her start date. Ms. Syngal will also be eligible to receive long-term equity incentive awards with an annual target value of $9,000,000, which will be comprised of 60% performance restricted stock units, 20% stock options and 20% restricted stock units. The vesting period for such awards will be determined at the time of grant. Ms. Syngal is also eligible to receive severance benefits as set forth in the Offer Letter, which include 18 months of post-termination salary payments, reimbursement of healthcare premiums through COBRA, financial counseling, a prorated annual bonus and accelerated vesting of restricted stock units and performance shares or units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the fiscal year of termination. The foregoing summary is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the naming of Ms. Syngal as CEO, Robert J. Fisher will step down as the Company's interim CEO and as Chairman of the Board, effective as of Ms. Syngal's start date, and will continue in his role as a director of the Company. Bob L. Martin, a current director of the Company, will serve as Chairman of the Board, an executive role, effective March 23, 2020.

Appointment of Directors

On March 4, 2020, the Board elected Amy Miles and Elizabeth Smith to serve as directors of the Company, effective April 1, 2020, until the Company's 2020 annual meeting of shareholders or until their successors are elected. The Board has determined that Ms. Miles and Ms. Smith are each independent under the New York Stock Exchange rules.

In connection with their election to the Board, Ms. Miles and Ms. Smith will each receive Company stock units with an initial aggregate value of $160,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of their election. The terms of these stock units, as well as the terms of their other compensation for service as a director, will be consistent with the stock units and other compensation for the Company's other non-employee directors, as described under the heading "Compensation of Directors" in the proxy statement for the Company's 2019 annual meeting of shareholders, which description is incorporated herein by reference.

The Company has not entered into any transactions identified in Item 404(a) of Regulation S-K with Ms. Miles or Ms. Smith. In addition, there are no arrangements or understandings between Ms. Miles or Ms. Smith and any other persons pursuant to which Ms. Miles or Ms. Smith were appointed to the Board.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2020, the Board of Directors of the Company approved an amendment and restatement of the Company’s bylaws (the "Amended and Restated Bylaws"), effective March 23, 2020. In light of the Company's announcement on March 5, 2020, that Bob L. Martin, a current director of the Company, will serve as Chairman of the Board in an executive role and Sonia Syngal will serve as CEO, President and as a director, the Amended and Restated Bylaws amend Article IV of the prior bylaws of the Company to separate the roles of Chairman of the Board and CEO. The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 5, 2020, the Company issued a press release announcing the appointment of Ms. Syngal as CEO, Mr. Martin as Chairman of the Board, and Ms. Miles and Ms. Smith as directors of the Company. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws (effective March 23, 2020)
10.1	Letter Agreement dated March 4, 2020 by and between Sonia Syngal and the Company

99.1	Press Release dated March 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: March 5, 2020	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Global General Counsel